Exhibit 32.2

CINEDIGM CORP.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Form 10-Q of Cinedigm Corp. (the “Company”) for the period ended December 31, 2020 as filed with the SEC (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: February 22, 2020	By:	/s/ Gary Loffredo
Gary Loffredo Chief Operating Officer, President Digital Cinema, General Counsel and Secretary (Principal Financial Officer and Principal Accounting Officer)